                                                                Exhibit 21

                             CYTEC INDUSTRIES INC.
                                  Subsidiaries



Subsidiaries are 100% owned, unless otherwise designated


          Subsidiaries
          ------------

                           State of Country
Name:                       of Organization
------------------------  -------------------
Aviatrix Corporation           Delaware
BCC Cytec (Belgium)            Delaware                           .
 Holding Co.
CONAP, Inc.                    Delaware
Cyquim de Colombia S.A.        Delaware

Cytec Acrylic Fibers           Delaware
 Inc.
Cytec Aerospace Far            Delaware
 East Corp.

Cytec Ammonia Inc.             Delaware
Cytec Australia                Australia
 Holdings Pty. Limited

Cytec Australia Limited        Delaware
Cytec Brewster                 Delaware
 Phosphates Inc.
Cytec Canada Inc.               Ontario                           .

          Subsidiaries
          ------------

                           State of Country
Name:                       of Organization
------------------------  -------------------
Cytec Coordination              Belgium
 Center N.V.

Cytec (CRP) France              France
 S.A.R.L.

Cytec de Argentina S.A.        Delaware                           .
Cytec de Chile S.A.            Delaware
Cytec de Mexico S.A. de         Mexico
 C.V.

Cytec de Puerto Rico,         Puerto Rico
 Inc.
Cytec Deutschland GmbH          Germany
Cytec do Brasil Ltd.           Delaware

Cytec do Brasil Ltda.           Brazil
Cytec Fiberite GmbH             Germany
Cytec Fiberite Inc.            Delaware
Cytec Fiberite Limited          England
Cytec Global Holdings          Delaware
 Inc.

Cytec Hong Kong Limited        Hong Kong

Cytec Industries B.V.         Netherlands
Cytec Industries Europe       Netherlands
 C.V.

Cytec Industries France         France
 S.A.R.L.


          Subsidiaries
          ------------

                           State of Country
Name:                       of Organization
------------------------  -------------------
Cytec Industries Italia          Italy
 S.r.l.
Cytec Industries Pte.          Singapore
 Ltd.
Cytec Industries UK             England
 Limited
Cytec International            Barbados
 Sales Corp.
Cytec International             Jamaica
 Sales Corporation
 Limited
Cytec Japan Limited            Delaware
Cytec Korea Inc.               Delaware
Cytec Manufacturing B.V.      Netherlands
Cytec Melamine Inc.           New Jersey
Cytec Methanol Inc.            Delaware
Cytec Molding Compounds        Delaware
 Inc.
Cytec Netherlands (CRP)       Netherlands
 B.V.
Cytec Netherlands (CRP)       Netherlands
 C.V.
Cytec Norge (GP) AS             Norway
Cytec Norge KS                  Norway
Cytec Overseas Corp.           Delaware

          Subsidiaries
          ------------

                           State of Country
Name:                       of Organization
------------------------  -------------------
Cytec Plastics Inc.            Delaware
Cytec Realty Corp.             Delaware
Cytec Specialty Resins          Norway
 AS
Cytec Taiwan Corp.             Delaware

Cytec Technology Corp.         Delaware
Cytec UK Holdings               England
 Limited
D Aircraft Products,          California
 Inc.
Dyno-Cytec Iberica SL            Spain
Fiberite France S.A.R.L.        France
Fortier Cytec LLC              Delaware
GSC Products, Inc.             Delaware
Holland LP I Co.               Delaware
Melcoat (M) Sdn. Bhd.          Malaysia
Mivida Corporation             Delaware
Netherlands (Cytec) GP         Delaware
 Inc.
Piney River Recovery           Delaware
 Corp.
Quimicos Cyquim, C.A.          Venezuela
Rotterdam LP II Co.            Delaware
The American Materials         Delaware
 & Technologies
 Corporation